UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2018

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	ALLIANT ENERGY CORPORATION (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 12, 2018, Alliant Energy Finance, LLC (“AEF”), a wholly-owned subsidiary of Alliant Energy Corporation (“Alliant Energy”), issued $400 million aggregate principal amount of its 3.750% Senior Notes due 2023 (the “2023 Notes”) and $300 million aggregate principal amount of its 4.250% Senior Notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes”), which are fully and unconditionally guaranteed by Alliant Energy on a senior unsecured basis. The Notes were sold in a private offering only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act (the “Offering”). The Notes were issued under an indenture, dated as of June 12, 2018, among AEF, Alliant Energy, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).
The Notes are AEF’s senior unsecured indebtedness and are guaranteed on a senior unsecured basis by Alliant Energy. The 2023 Notes bear interest at a rate of 3.750% per annum, accruing from June 12, 2018. Interest on the 2023 Notes is payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2018. The 2023 Notes will mature on June 15, 2023, subject to earlier repurchase or redemption in accordance with the terms of the Indenture. The 2028 Notes bear interest at a rate of 4.250% per annum, accruing from June 12, 2018. Interest on the 2028 Notes is payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2018. The 2028 Notes will mature on June 15, 2028, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.
At any time and from time to time prior to May 15, 2023 in the case of the 2023 Notes and prior to March 15, 2028 in the case of the 2028 Notes, AEF may redeem some or all of the Notes of the applicable series at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of such Notes being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption), in the case of the 2023 Notes, that would be due if the 2023 Notes matured on May 15, 2023, and in the case of the 2028 Notes, that would be due if the 2028 Notes matured on March 15, 2028, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points with respect to the 2023 Notes and 20 basis points with respect to the 2028 Notes, plus in each case unpaid interest on the principal amount being redeemed to the date of redemption.
The Indenture contains covenants that, among other things, restrict AEF’s and Alliant Energy’s ability, and the ability of certain of Alliant Energy’s other subsidiaries, to create liens, and AEF’s and Alliant Energy’s ability to consolidate with or merge into any other corporation or convey, transfer or lease their respective properties and assets substantially as an entirety. The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants, payment defaults, certain events of bankruptcy and insolvency. These covenants and events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture. If an event of default with respect to the Notes of a series occurs under the Indenture, the principal amount of all of the Notes of such series then outstanding, plus accrued and unpaid interest, if any, to the date of acceleration, may become immediately due and payable.
The foregoing summary of the Indenture is qualified in its entirety by reference to the actual text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The net proceeds from the Offering are intended to be used to retire AEF’s variable-rate term loan credit agreements expiring in 2018, to reduce Alliant Energy’s outstanding commercial paper and for general corporate purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement of a Registrant.
The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8‑K is incorporated by reference into this Item 2.03 of this Current Report on Form 8‑K.

Item 8.01	Other Events.
On June 6, 2018, AEF issued a press release announcing that it had priced the Offering. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
4.1	Indenture, dated as of June 12, 2018, among Alliant Energy Finance, LLC, Alliant Energy Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee
99.1	Press Release of Alliant Energy Finance, LLC, dated June 6, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: June 12, 2018	By:	/s/ Robert J. Durian Robert J. Durian Senior Vice President, Chief Financial Officer and Treasurer